UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2016

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated into this Item 1.01 by reference.

On November 1, 2016, ARI Network Services, Inc. (the “Company”) entered into a Second Loan Modification Agreement, dated November 1, 2016, by and among Silicon Valley Bank (“SVB”), the Company, and Project Viking II Acquisition, Inc. (the “Second Modification Agreement”).  The Second Modification Agreement amends the Loan and Security Agreement by and among the same parties dated April 26, 2013 (the “Loan Agreement”), as previously amended by the First Loan Modification Agreement by and among the same parties dated September 30, 2014, to, among other things, increase the term loan amount to $13 million and extend the maturity date to November 1, 2021.

The principal amount outstanding under the term loan shall accrue interest at a floating per annum rate equal to the Prime Rate (as defined in the Loan Agreement) plus the Applicable Margin (as defined in the Second Modification Agreement), which interest shall be payable quarterly in accordance with the terms of the Loan Agreement.

Principal in respect of the term loan is required to be paid in quarterly installments on the first day of each fiscal quarter of the Company, commencing on February 1, 2017, in accordance with the following table:

Installment Payment Dates	Installment Amount
February 1, 2017 through and including November 1, 2018:	$325,000
February 1, 2019 through and including November 1, 2019:	$487,500
February 1, 2020 through and including August 1, 2021:	$650,000

All remaining principal in respect of the term loan is due and payable on November 1, 2021.  The Company is permitted to prepay all, but not less than all, of the outstanding principal amount of the term loan upon certain notice to SVB and, in certain circumstances, the payment of a prepayment penalty of up to $260,000.

The foregoing description is not intended to be complete and is qualified in its entirety by the full text of the Second Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 1, 2016, the Company acquired substantially all of the assets of Auction 123 Inc. (“Auction 123”) pursuant to the terms of an Asset Purchase Agreement dated as of November 1, 2016 by and among the Company, Auction 123 and Auction 123’s owners (the “Purchase Agreement”). Consideration for the acquisition includes, among the other consideration as set forth in the Purchase Agreement: (1) a cash payment equal to $10,250,000; plus (2) a Holdback Payment of $250,000, subject to adjustment pursuant to the terms of the Purchase Agreement; plus (3) the Company’s assumption of the Assumed Liabilities

(as defined in the Purchase Agreement); plus (4) a contingent earn-out purchase price (if any), in an aggregate amount not to exceed $1.5 million that is contingent upon the attainment of specified revenue goals.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 above is incorporated into this Item 2.03 by reference. In conjunction with the acquisition of substantially all of the assets of Auction 123 on November 1, 2016, the Company entered into the Second Modification Agreement to, among other things, increase the term loan amount to $13 million and extend the maturity date to November 1, 2021.

Item 7.01.  Regulation FD Disclosure.

In connection with the closing of the Company’s acquisition of substantially all of the assets of Auction 123 as described in Item 2.01 above, the Company has prepared an Investor FAQ, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.  Other Events.

The press release issued by the Company on November 2, 2016 announcing the Company’s acquisition of substantially all of the assets of Auction 123 as described in Item 2.01 above is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company will amend this filing not later than 71 calendar days after November 7, 2016, to file the financial statements of Auction 123 for the periods specified in Rule 8-04(b) of Regulation S-X (17 CFR 210.8-04(b)).

(b)

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 71 calendar days after November 7, 2016, to furnish any pro forma financial information of Auction 123 required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

(c)

Not applicable.

(d)	Exhibits.

	Exhibit No.	Description

	2.1	Asset Purchase Agreement, dated November 1, 2016, by and among ARI Network Services, Inc., Auction 123 Inc. and Auction 123’s owners.

	10.1	Second Loan Modification Agreement, dated November 1, 2016, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

	99.1	Investor FAQ.

	99.2	Press release issued November 2, 2016.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 4, 2016

ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen, Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 1, 2016, by and among ARI Network Services, Inc., Auction 123 Inc. and Auction 123’s owners.

10.1	Second Loan Modification Agreement, dated November 1, 2016, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

99.1	Investor FAQ.

99.2	Press release issued November 2, 2016.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.